Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tufin Software Technologies Ltd. of our report dated March 6, 2019, except for the effects of the reverse share split as discussed in Note 2(z) to the consolidated financial statements, as to which the date is April 1, 2019, relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-230109) of Tufin Software Technologies Ltd.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
June 6, 2019	Certified Public Accountants (Isr.)
A Member of PricewaterhouseCoopers International Limited